Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             NEWMONT GOLD COMPANY
            (Exact name of Registrant as specified in its charter)


         DELAWARE                             1700 LINCOLN STREET                          13-2526632
(State or other jurisdiction of)            DENVER, COLORADO  80203                     (I.R.S. Employer
incorporation or organization)                  (303) 863-7414                         Identification No.)
                                   (Address of principal executive offices)

                             NEWMONT GOLD COMPANY
                          DIRECTORS' STOCK AWARD PLAN
                             (Full Title of Plan)



                           TIMOTHY J. SCHMITT, ESQ.
                             NEWMONT GOLD COMPANY
                              1700 LINCOLN STREET
                            DENVER, COLORADO  80203
                                (303) 863-7414
                     (Name, address and telephone number,
                  including area code, of agent for service)




                                  Copies to:

                            MAUREEN BRUNDAGE, ESQ.
                                 WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK  10036
                                (212) 819-8200

                                                   CALCULATION OF REGISTRATION FEE



                                                                         Proposed maximum
                                                     Proposed maximum       aggregate
      Title of each class of        Amount to be      offering price         offering             Amount of
   securities to be registered        registered      per share <F1>        price <F1>       registration fee

     Common Stock, $0.01 par
           value......                 45,000             $41.26          $1,856,475.00             $64O.16

<F1> Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the
     Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York
     Stock Exchange, Inc. on September 5, 1995.






                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          The documents containing the information specified in Part I of this Registration Statement, which together constitute the prospectus to be used for offers of up to 32,500 shares of common stock, par value $0.01 per share ("Common Stock"), of Newmont Gold Company (the "Company") to be issued pursuant to the Company's Directors' Stock Award Plan (the "Plan"), will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

          The following reoffer prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of up to 12,500 shares of Common Stock which shares were acquired by certain non-employee directors of the Company under the Plan. The Registrant satisfies the registrant requirements for use of Form S-3.
                             NEWMONT GOLD COMPANY
                               12,500 SHARES OF
                                 COMMON STOCK
                               ($0.01 PAR VALUE)

          This Prospectus relates to 12,500 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Newmont Gold Company ("Newmont Gold" or the "Company") which may be offered from time to time by certain non-employee directors of the Company named herein (the "Selling Stockholders"). The Shares have been acquired by the Selling Stockholders from the Company in transactions not involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Company's Directors' Stock Award Plan (the "Plan"). The Selling Stockholders also may be deemed to be affiliates of the Company (as defined in Rule 405 of the Securities Act). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

          The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange or the Paris Bourse, in sales occurring in the public market off such exchanges, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of each Selling Stockholder or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from each Selling Stockholder and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by each Selling Stockholder will be payable by such Selling Stockholder. See "Plan of Distribution."

          The Selling Stockholders and any dealer participating in the distribution of any Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any profit on the sale of any or all of the Shares by the Selling Stockholders and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

          The Common Stock of the Company is listed on the New York Stock Exchange under the trading symbol "NGC ." The Company's Common Stock also is listed on the Paris Bourse. The last reported sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape on August 30, 1995 was $41.375 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 8, 1995
                               TABLE OF CONTENTS


                                                                          Page


AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .    2

INFORMATION INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . .    2

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . .    3

DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . .    5

DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . .    5

DESCRIPTION OF PREFERRED STOCK  . . . . . . . . . . . . . . . . . . . . .    6

FEDERAL TAX CONSIDERATIONS AS A
REAL PROPERTY HOLDING CORPORATION . . . . . . . . . . . . . . . . . . . .    8

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .    9

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9



          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which exchange the common stock of the Company is listed.

          This Prospectus constitutes part of a registration statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the registration statement, and reference is hereby made to the registration statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provi-sions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                     INFORMATION INCORPORATED BY REFERENCE

          The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, which have been filed with the Commission. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING BENEFICIAL OWNERS, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUEST FOR SUCH COPIES SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NEWMONT GOLD COMPANY, 1700 LINCOLN STREET, DENVER, COLORADO 80203, TELEPHONE: (303) 863-7414.



                                  THE COMPANY

          Newmont Gold Company (the "Company") is a worldwide company engaged in gold production, exploration for gold and acquisition of gold properties. Newmont Mining Corporation owns approximately 89.2% of the common stock, 100% of the preferred stock and options to purchase additional shares of the common stock of the Company.

          The Company produces gold on the Carlin Trend in Nevada. The Company also produces gold through a 38% owned venture in Peru, which commenced operations in August 1993 and a 50% owned venture in Uzbekistan, which began gold production in July 1995. The Company additionally has an 80% owned venture in Indonesia, which is scheduled to commence gold production in early 1996.

          The Company incorporated in 1965 under the laws of Delaware, maintains its principal executive offices at 1700 Lincoln Street, Denver, Colorado 80203 (telephone: 303-863-7414).


                                USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.


                             SELLING STOCKHOLDERS

          The Selling Stockholders consist of non-employee directors of the Company and a personal holding company formed by one of the non-employee directors. Any or all of the Shares listed below under the heading "Shares Offered" may be offered for sale by the Selling Stockholders pursuant hereto. Set forth below is the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by each Selling Stockholder as of August

30, 1995, the number of shares of Common Stock that may be offered and sold by each Selling Stockholder hereunder and the number of shares of Common Stock to be owned by each Selling Stockholder if all Shares offered hereby by such Selling Stockholder are sold.




                                       Shares of Common                               Shares of Common
                                      Stock Owned as of                               Stock Owned After
             Name<F1>                  August 30, 1995        Shares Offered            Offering<F3>


   Rudolph I. J. Agnew<F2>                  1,250                 1,250                       0
   J.P. Bolduc<F2>                          1,250                 1,250                       0

   Joseph P. Flannery<F2>                   1,250                 1,250                       0
   Thomas A. Holmes<F2>                     1,250                 1,250                       0

   Robin A. Plumbridge<F2>                  1,250                 1,250                       0

   Robert H. Quenon                         1,550                 1,250                      300
   Moeen A. Qureshi<F2>                     1,250                 1,250                       0

   Michael K. Reilly<F2>                    1,250                 1,250                       0
   James V. Taranik                         1,350                 1,250                      100

   Wimtwo, Inc.<F4>                         1,250                 1,250                       0


______________
<F1>  Each of the persons listed is a non-employee director of the Company.

<F2>  Each of these persons is also a non-employee director of NMC.

<F3>  Represents less than one percent of the outstanding shares of Common Stock of the Company.  In addition, as long as the Plan remains in effect, each Selling Stockholder will be entitled to receive additional shares of Common Stock pursuant to the Plan as described below so long as he (or, in the case of Wimtwo, Inc., Mr. Turner) continues to serve as a director of the Company.

<F4>  This is a company formed by William I.M. Turner, Jr., as a personal holding company.  Mr. Turner is currently a non-employee director of the Company and of NMC.  As of August 30, 1995, Mr. Turner did not own any other shares of Common Stock of the Company.

          The Shares which may be offered from time to time pursuant hereto by the Selling Stockholders represent shares of Common Stock that were acquired by the Selling Stockholders under the Plan.

          Under the Plan, which became effective on November 16, 1994, each non-employee director of the Company received on the effective date 625 shares of Common Stock for service as a director of the Company rendered and to be rendered in 1994. On the date of the Annual Meeting of Stockholders of the Company in each year, commencing in 1995, each non-employee director who is elected or re-elected at such Annual Meeting receives 625 shares of Common Stock for service as a director previously rendered and to be rendered during the year in which such Annual Meeting is held. If a person becomes a new non-employee director either (i) in 1994 but after November 16, or (ii) in any year subsequent to 1994 but after the Annual Meeting of Stockholders of the Company held in such year, such director shall receive 625 shares of Common Stock for accepting his or her directorship and for service to be rendered as a director until the next Annual Meeting of Stockholders.

          Shares received by a director pursuant to the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the director until the earliest of (a) the expiration of five (5) years after the date of transfer of such shares to the director, (b) the date the director ceases to be a director by reason of death or disability, or (c) the later of
(x) the date the director ceases to be a director for any reason other than death or disability and (y) the expiration of six months after the date of transfer of such shares to the director.

          As of August 30, 1995, the following Selling Stockholders also own the shares of common stock of NMC listed below:

Name                               Shares of NMC Common Stock

Rudolph I.J. Agnew                 1,248
Joseph P. Flannery                 2,745
Thomas A. Holmes                   3,017
Robin A. Plumbridge                2,496
Michael K. Reilly                  5,000
Wimtwo, Inc./Wimtone, Inc.<F1>     8,000

_____________________
<F1>   These are companies formed by William I.M. Turner, Jr., as personal holding companies. As of August 30, 1995, Mr. Turner does not own any other shares of Common Stock of NMC.


                         DESCRIPTION OF CAPITAL STOCK

          The authorized capital of the Company consists of 5,000,000 shares of Preferred Stock, par value $5.00 per share, issuable in series, of which 2,875,000 shares of $5.50 Convertible Preferred Stock, par value $5.00 per share (the "$5.50 Convertible Preferred Stock"), were issued and outstanding as of August 30, 1995, and 250,000,000 shares of Common Stock, par value $0.01 per share, of which 96,601,877 were issued and outstanding as of August 30, 1995. All of the outstanding shares of capital stock of the Company are fully paid and non-assessable. Holders of the Company's capital stock have no preemptive rights.

                          DESCRIPTION OF COMMON STOCK


          The statements set forth below are summaries of certain provisions relating to the Common Stock of the Company. These summaries contain all material provisions, but do not purport to be complete and are subject to, and are qualified in their entirety by, the provisions of the Company's Restated Certificate of Incorporation, as amended, a copy of which is an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference. Subject to the prior rights as to dividends of any Preferred Stock which may be outstanding from time to time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

          The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon the liquidation, dissolution or winding up of the Company, subject to the prior rights of the holders of any Preferred Stock which may be outstanding from time to time, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities.

          Subject to the voting rights, if any, of any Preferred Stock which may be outstanding from time to time, all voting rights are vested in the holders of shares of the Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Company in any manner not inconsistent with the laws of the State of Delaware or the Restated Certificate of Incorporation of the Company, subject to the power of the stockholders to adopt, amend or repeal the By-laws or to limit or restrict the power of the Board of Directors to adopt, or repeal the By-laws, and the Company may in its By-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

          The transfer agent and registrar for the Company's Common Stock is First Chicago Trust Company of New York.


                        DESCRIPTION OF PREFERRED STOCK


GENERAL

          The statements set forth below are summaries of certain provisions relating to the Preferred Stock of the Company. These summaries contain all material provisions, but do not purport to be complete and are subject to, and are qualified in their entirety by, the provisions of the Company's Restated Certificate of Incorporation, as amended, and the Certificate of Designations for the $5.50 Convertible Preferred Stock described below, copies of which are exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference.

          The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 5,000,000 shares of Preferred Stock in one or more series. The Board of Directors has the power to fix various terms with respect to each series of Preferred Stock, including voting powers, designations, preferences, the relative, participating and optional or other rights, qualifications, limitations and restrictions as set forth in resolutions providing for the issue thereof adopted by the Board of Directors or a duly authorized commission thereof. The $5.50 Convertible Preferred Stock is the only series of Preferred Stock that the Board of Directors of the Company has authorized for issuance by the Company.


$5.50 CONVERTIBLE PREFERRED STOCK

          General. As of August 30, 1995, a total of 2,875,000 shares of the $5.50 Convertible Preferred Stock were issued and outstanding. All of the outstanding shares of the $5.50 Convertible Preferred Stock are held by NMC.

          Ranking. The $5.50 Convertible Preferred Stock ranks senior with respect to the payment of dividends and the distribution of assets upon liquidation to any series of Preferred Stock which by its terms is expressly made junior to the $5.50 Convertible Preferred Stock. The $5.50 Convertible Preferred Stock will rank on a parity with respect to the payment of dividends and the distribution of assets upon liquidation with any other series of Preferred Stock, other than any series of Preferred Stock which by its terms is expressly made junior thereto.

          Dividend Rights. The holders of shares of the $5.50 Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available for payment, cumulative dividends at an annual rate of $5.50 per share, payable quarterly on each March 15, June 15, September 15 and December 15. Dividends on the $5.50 Convertible Preferred Stock accrue and are cumulative from January 1, 1994 and are payable to the holder of record on such respective record dates as may be fixed by the Board of Directors in advance of the payment of each dividend.

          Unless full cumulative dividends on the $5.50 Convertible Preferred Stock have been paid, or declared and set aside for payment, no dividends (other than in Common Stock or any other stock ranking junior to the $5.50 Convertible Preferred Stock as to the distribution of assets and the payment of dividends) may be paid or declared or other distribution made upon the Common Stock or on any other stock of the Company ranking junior to the $5.50 Convertible Preferred Stock as to the distribution of assets and the payment of dividends nor may any Common Stock or any other stock of the Company ranking junior to the $5.50 Convertible Preferred Stock as to the distribution of assets and the payment of dividends be redeemed or purchased by the Company (other than in exchange for Common Stock or any other stock ranking junior to the $5.50 Convertible Preferred Stock as to the distribution of assets and the payment of dividends) or any payment made to or available for a sinking fund for the redemption of any share of such stock.

          Voting Rights. Except for the voting rights described below and except as otherwise provided by law, the holders of shares of $5.50 Convertible Preferred Stock are not entitled to vote on any matter or to receive notice of, or to participate in, any meeting of stockholders of the Company. If six quarterly dividends payable on the $5.50 Convertible Preferred Stock, or on any other Preferred Stock entitled to receive cumulative dividends, are in default, the number of directors of the Company will be increased by two and the holders of all outstanding shares of such cumulative Preferred Stock as to which such default shall exist, voting as a single class, will be entitled to elect the additional two directors until all such cumulative dividends have been paid in full or set apart for payment on each cumulative series then entitled to vote.

          Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of $5.50 Convertible Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders upon liquidation the sum of $100.00 per share in cash plus accrued and unpaid dividends before any distribution is made to the holders of the Common Stock or any other stock of the Company ranking junior to the $5.50 Convertible Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company.

          Conversion Rights. Shares of $5.50 Convertible Preferred Stock will be convertible at any time at the option of the holder thereof into such number of whole shares of Common Stock as is equal to $100 divided by the conversion price of $36.395 per share of Common Stock, subject to adjustment in certain events as provided in the Certificate of Designations for the $5.50 Convertible Preferred Stock.

          Optional Redemption. The $5.50 Convertible Preferred Stock will not be redeemable prior to November 15, 1995. Thereafter the $5.50 Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at a redemption price declining from $103.85 per share for redemptions occurring on or after November 15, 1995 to $100.00 per share for redemptions occurring on or after November 15, 2002, plus, in each case, accrued and unpaid dividends to and including the date fixed for redemption.

          Effect of Mergers, Consolidations, Sales and Leases. Except as otherwise provided in the Certificate of Designations for the $5.50 Convertible Preferred Stock, in the event of any recapitalization of shares of Common Stock, any consolidation or merger of the Company with or into another person or any merger of another person into the Company, any sale or transfer of all or substantially all of the assets of the Company and its consolidated subsidiaries, or any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each share of $5.50 Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share at the conversion price, subject to adjustment as provided in the Certificate of Designations, into (except, in certain events, as otherwise provided in the Certificate of Designations) the kind and amount of securities, cash and other property that would have been receivable upon such transaction by a holder of the number of shares of Common Stock issuable upon conversion of such share of $5.50 Convertible Preferred Stock immediately prior to such transaction.

                        FEDERAL TAX CONSIDERATIONS AS A
                       REAL PROPERTY HOLDING CORPORATION

          For purposes of this discussion, a "Non-U.S. Holder" is any holder who, for U.S. Federal income tax purposes, is a foreign corporation, a nonresident alien individual, an estate or trust other than an estate or trust the income of which is subject to U.S. Federal income taxation regardless of its source, or a foreign partnership.

          Under current provisions of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations thereunder, gain realized by a Non-U.S. Holder on a disposition of certain interests in a corporation that has, within a specified time period, been a "United States real property holding corporation" is, under certain circumstances, subject to U.S. Federal income tax (hereinafter referred to as the "special tax") and possible withholding of such tax, notwithstanding the lack of other connections of the Non-U.S. Holder with the United States. The Company believes that the Company would likely constitute a United States real property holding corporation within the meaning of the Code. However, because the Common Stock is "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code), under the Code and Treasury Regulations now in effect, the special tax (and withholding tax) will not apply with respect to dispositions of shares of Common Stock by a Non-U.S. Holder except in the case of dispositions of Common Stock by a holder who beneficially owns, directly or indirectly, more than 5% of the fair market value of Common Stock at any time during the five years immediately preceding the disposition of the stock in which case the special tax (but, except in certain circumstances, not the withholding tax) would apply.

          This discussion is a summary of certain U.S. federal tax considerations of a real property holding corporation. Thus, each prospective investor in the Common Stock should consult its own tax advisers as to the U.S. federal tax consequences of the purchase, ownership and disposition of shares of the Common Stock, including the effect of any United States state, local or foreign tax laws with respect thereto.


                             PLAN OF DISTRIBUTION

          The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may sell the Shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange or the Paris Bourse, in sales occurring in the public market off such exchanges, in separately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold directly or through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling

Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by the Selling Stockholders will be payable by the Selling Stockholders.

          The Selling Stockholders and any dealer participating in the distribution of any Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any profit on the sale of any or all of the Shares by the Selling Stockholders and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

          Any broker or dealer participating in any distribution of the Shares in connection with the offering of the Shares may be deemed to be an "underwriter" within the meaning of the act and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer.


                                    EXPERTS

          The audited consolidated financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Company, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

          The By-Laws of the Company provide that the Company shall indemnify, in all respects and to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification of any person shall inure to the benefit of his heirs, executors and administrators.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          A total of 12,500 of the Shares covered by this Registration Statement are restricted securities to be reoffered or resold pursuant hereto. Such Shares were issued to the Selling Stockholders under the Plan, in private placement transactions "not involving any public offering" within the meaning of Section 4(2) of the Securities Act. Accordingly, the issuance of such Shares to the Selling Stockholders was exempt from registration under the Securities Act by virtue of the exemption provided in Section 4(2) thereof.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENTS

 23       Consent of Arthur Andersen LLP

 24       Power of Attorney of certain officers and directors.

 99       1994 Directors' Stock Award Plan

ITEM 9.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the regis-tration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (5) that, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus, filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 8TH DAY OF SEPTEMBER, 1995.

                              NEWMONT GOLD COMPANY



                              By /s/ Timothy J. Schmitt
                                  Timothy J. Schmitt
                                  Vice President, Secretary and
                                  Assistant General Counsel


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                  Title                                   Date



                *
       Rudolph I.J. Agnew         Director                                              September 8, 1995

                *
           J.P. Bolduc            Director                                              September 8, 1995

                *
        Ronald C. Cambre          Chairman, President and Chief Executive Officer
                                  and Director (Principal Executive Officer)            September 8, 1995

                *
       Joseph P. Flannery         Director                                              September 8, 1995


                *
        Thomas A. Holmes          Director                                              September 8, 1995


                *
       Robin A. Plumbridge        Director                                              September 8, 1995



                *
        Robert H. Quenon          Director                                              September 8, 1995


                *
        Moeen A. Qureshi          Director                                              September 8, 1995


                *
        Michael K. Reilly         Director                                              September 8, 1995


                *
        James V. Taranik          Director                                              September 8, 1995


                *
    William I.M. Turner, Jr.      Director                                              September 8, 1995
                *
         Wayne W. Murdy           Senior Vice President and Chief Financial
                                  Officer (Principal Financial Officer)                 September 8, 1995

                *
         Gary E. Farmar           Vice President and Controller (Principal
                                  Accounting Officer)                                   September 8, 1995

*By /s/ Timothy J. Schmitt
         Timothy J. Schmitt as
         Attorney-in-fact

                                 EXHIBIT INDEX



Exhibit No.

23        Consent of Arthur Andersen LLP

24        Power of Attorney of certain officers and directors

99        1994 Directors' Stock Award Plan